EXHIBIT 2.03

THE BOARD OF DIRECTORS

OF

BOATIM INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held this 21st day of July 2020;

The Board of Directors which was present for this meeting & took active part therein was:

Wolfgang TIPPNER and

Veng Kun LUN.

WHEREAS there has been presented to and considered by this meeting the Motion to authorize and approve the transfer of US$1,060,000.00 owed under and pursuant to the Company’s books and records and one certain promissory note, to cancel such existing promissory note and to issue the CONVERTIBLE PROMISSORY NOTE (substantially in the form attached hereto as Exhibit A, the “CONVERTIBLE PROMISSORY NOTE”) to serve as evidence for the indebtedness.

WHEREAS, The Creditor notified the Corporation of its intention to assign the said debt.

NOW THEREFORE the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED THAT we hereby authorize and approve the transfer of US$1,060,000.00 owed under and pursuant to the Company’s books and records and to issue CONVERTIBLE PROMISSORY NOTE(S) (substantially in the form attached hereto as Exhibit A, the “CONVERTIBLE PROMISSORY NOTE”) to evidence the indebtedness.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: July 21, 2020

/s/ Wolfgang Tippner	/s/ Veng Kun LUN
Wolfgang TIPPNER Director & CEO	Veng Kun LUN Director & COO

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: US$ [xxx],000.00	Issue Date: July 21, 2020

CONVERTIBLE PROMISSORY NOTE

(Due: January 22, 2021)

FOR VALUE RECEIVED, the undersigned, BOATIM INC., a Nevada corporation (the "Company”) promises to pay to the order of [ASSIGNEE], or permitted assigns (hereinafter, with any subsequent holder, the “Holder”) the non-interest bearing principal sum of US$[xxx],000.00.

1.	Application of Payments. All payments shall be in lawful money of the United States of America, except as set forth below in connection with conversion of this Note.

2.	Conversion Right. On Maturity Date, The Holder shall have the right at any time to convert all or any part of the outstanding and unpaid non-interest bearing principal into fully paid and non-assessable shares of Common Stock by submitting to the Borrower a Notice of Conversion.

3.	Conversion Price. The “Conversion Price” per share shall be equal to 70% (seventy per cent) of the 30 day average price per share of BOATIM INC. as published on official trading records, but no less than the par value of the Company´s Common Stock. If the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.

4.	Reservation of Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.

5.	Successors and Assigns. Subject to the restrictions on transfer set forth in this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.	Assignment. This Note shall be assignable by the Holder with written consent of the Company.

7.	Waivers. The terms of this Note shall be construed and governed in accordance with the laws of Nevada.

8.	Amendment or Waiver. Any term of this Note may be amended or waived with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this section shall be binding upon Holder at the time outstanding, each future Holder of any Note and the Company.

9.	Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after transmission by email. Notices shall be delivered (i) if to the Holder, to the address and contact information for Holder set forth in the Company's books and records, and (ii) if to the Company, to Company´s registered address at the time or at such other address as any party may designate by giving written notice to the other party.

10.	Severability. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note. In such instance, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

11.	Delays or Omissions. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.	Headings. The headings in this Note are for convenience of reference only and shall not define or limit any terms or provisions hereof.

13.	Entire Agreement. This Note constitutes the entire agreement between the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, Company has caused this Convertible Promissory Note to be signed in its name as of the date first above written.

BOATIM Inc.
Authorised Signatory

Agreed and Accepted by the Holder:
Authorised Signatory

EXHIBIT A

AGREEMENT

EXHIBIT B

NOTICE OF CONVERSION

The undersigned hereby elects to convert $  principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of BOATIM Inc., a Nevada corporation (the “Borrower”), according to the conditions of the Convertible Promissory Note of the Borrower dated as of July 21, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker: Account Number:

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: Address:

Date of Conversion:	_________________
Applicable Conversion Price:	$ ________________
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes:	_________________
Amount of Principal Balance Due remaining
Under the Note after this conversion:	_________________

HOLDER

By:
Name:
Title:
Date: